UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2006
United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-127891 (1933 Act)	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1702 N. Collins Boulevard, Suite 100, Richardson, Texas
75080
(Address of principal executive offices)
(Zip Code)
(214) 370-8960
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 20, 2006, United Development Funding III, L.P. (the “Registrant”) entered into a limited guaranty effective as of September 1, 2006, for the benefit of United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland, or its permitted successors and assigns (the “UDF III Guarantee”), and entered into a letter agreement with respect to a credit enhancement fee related to the UDF III Guarantee by and between United Development Funding, L.P., a Nevada limited partnership (“UDF”), and the Registrant (the “UDF III Credit Enhancement Fee Agreement”).
     Pursuant to the UDF III Guarantee, the Registrant has guaranteed the repayment of an amount up to $30 million with respect to that certain Second Amended and Restated Secured Line of Credit Promissory Note between United Mortgage Trust and UDF. In exchange for that guarantee, and pursuant to the UDF III Credit Enhancement Fee Agreement, UDF will pay the Registrant each month in arrears an amount equal to one-quarter of one percent (0.0025%) of the maximum liability amount. The maximum liability amount is an amount equal to the maximum amount of the Registrant’s exposure pursuant to the UDF III Guarantee; provided, that (i) on or before December 31, 2006, in no event shall the maximum liability amount for the purposes of the payment of the credit enhancement fee be less than $5 million, and (ii) if the amount of net proceeds raised by the Registrant in connection with the Registrant’s public offering of limited partnership interests exceeds $5 million on the date of calculation, then the maximum liability amount for the purposes of the payment of the credit enhancement fee shall not exceed the amount of net proceeds so raised by the Registrant through such date. In addition, the Registrant’s guarantee is reduced $1.00 for every $1.00 by which the total partners’ equity of UDF exceeds $30 million. As of September 30, 2006, UDF total partners’ equity was $32,481,733.
     An affiliate of UMTH Land Development, L.P., a Texas limited partnership and the general partner of the Registrant, serves as the advisor to United Mortgage Trust. UMTH Land Development, L.P. is the asset manager for, and an affiliate of, UDF.
     The Registrant received a fairness opinion dated September 1, 2006 from Jackson, Claborn, Inc., an independent advisor, which states that the terms of the UDF III Guarantee and the UDF III Credit Enhancement Fee Agreement are fair and at least as favorable to the Registrant as such a transaction with an unaffiliated party in similar circumstances. UMTH Land Development, L.P. paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion. Such fee is not reimbursable from the Registrant.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following exhibits are included with the Current Report on Form 8-K:

Exhibit No.	Description
10.1	LIMITED GUARANTY
10.2	CREDIT ENHANCEMENT FEE
10.3	FAIRNESS OPINION

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.
	By:	UMTH Land Development, L.P.
Its General Partner

Dated: October 20, 2006	By:	/s/ Jeff W. Shirley
Jeff W. Shirley
President and Chief Executive Officer of UMTH Land Development, L.P.